PRESS RELEASE

Plantronics Reports Record Earnings for the Second Quarter of Fiscal Year 2005

FOR INFORMATION, CONTACT: Debbie Peterson Investor Relations Manager (831) 458-7533	FOR IMMEDIATE RELEASE October 19, 2004

SANTA CRUZ, CA. - October 19, 2004 - Plantronics, Inc., (NYSE: PLT) today announced record earnings for its second quarter of fiscal year 2005. Second quarter revenues increased approximately 37% to $130.2 million, in comparison to $95.1 million in the second quarter of fiscal 2004. Operating income increased to $33.4 million from $17.5 million, net income increased to $24.7 million from $12.4 million, and diluted earnings per share improved to $0.49 from $0.27, in each case from the year-earlier quarter.

Net income for the quarter was inclusive of an after tax benefit of $1.6 million or approximately $0.03 per share from a court decision fully upholding Plantronics’ position which ended a lawsuit filed by a competitor. Ken Kannappan, President and CEO, commented, "Our results, inclusive of the $1.6 million after tax benefit, were above the high end of the guidance we provided on July 20, which called for revenues of $124 to $130 million, and earnings per share of $0.42 to $0.46. As anticipated, revenues from mobile products were lower sequentially and were offset by higher revenues from our Office and Contact Center products as well as growth in our Computer Audio and Gaming products."

"Revenues from our Office and Contact Center products were $86.2 million, up 34% vs. the year-earlier quarter and up approximately 4%, or $3.4 million, sequentially. This was a new all-time record for quarterly revenues in this product group," noted Kannappan. In comparison to the year-earlier quarter, the growth was geographically broad-based and resulted primarily from the adoption of our wireless headsets for business professionals as well as the success of the SupraPlus™ headset launched in March. In comparison to the June quarter, growth was concentrated in North America with the EMEA region down sequentially.

Barbara Scherer, SVP and CFO, said, "Our inventories increased significantly in the quarter and our turns fell to 3.7, below our goal of 5.0. The largest single reason for the increase in inventories is to support the increased revenue level we are anticipating for the December quarter. However, approximately $4 million of the increase was the result of upside revenue opportunities that we thought were likely to occur in the second quarter, but which did not materialize. Finally, we have also increased our safety stocks on certain key components. We currently expect our inventory turns to improve in the December quarter in comparison to the September quarter. Our DSO increased to 51 days, in comparison to 49 days in the September quarter a year ago, and from 47 days in the June quarter. We generated $8.1 million in cash flow from operations in the second quarter and have generated $41.5 million on a year to date basis."

Business Outlook

The following statements are based on current expectations. Many of these statements are forward-looking, and actual results may differ materially.

We remain cautiously optimistic about the overall economic environment and demand for our products. We feel that caution remains warranted given concern about recent signs of a slowdown in the rate of U.S. GDP growth, the level of unemployment in the United States, the level of budget and trade deficits in the United States, the impact of a weak dollar on the U.K. and Euro region economies and ongoing tensions in the Mid-East. Given these and other factors, we remain uncertain concerning the strength and sustainability of the economic environment and the related outlook for headset demand.

We also consider the trends in sell-through of our U.S. commercial distributors of office and contact center products an important indicator of demand. For the September quarter, this group of distributors reported to us an increase in sell-through of over 25% in comparison to the September quarter last year, and a 10% increase sequentially. We believe the number of weeks on hand of inventory that this channel is carrying increased slightly.

We have a "book and ship" business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.

Our current expectations for the third quarter of fiscal 2005 are:
  Revenues to be in the range of $147-$152 million. Our current revenue expectations translate into revenue growth of approximately 37% to 41% versus the year-earlier period and approximately 13% to 17% sequentially.

  We currently believe that revenues from our new gaming products will be a significant portion of the increase together with increased shipments of wireless headsets for mobile and office applications. If our anticipated revenue mix is realized, we believe the percent of revenues contributed from our Office and Contact Center product group will decline from 66% of revenues in the second quarter, but rise in absolute dollars. We are also planning for a $1 million reduction to revenue in comparison to the second fiscal quarter for payments to channel partners for catalog placements and other market development funds. That incremental $1 million directly reduces revenue and gross profit, in accordance with Emerging Issues Task Force 01-09. As a result of the above factors, we are therefore expecting gross margins to decline in the December quarter and to be approximately 49% - 50%.

  Operating expenses to increase in dollars and potentially as a percent of revenue in comparison to the second quarter as a result of several factors including that operating expenses were $2 million lower in the second quarter as a result of the litigation benefit. Beyond that, our market opportunities are expanding and we are preparing for that growth by expanding the range and depth of our new product pipeline, increasing our marketing programs and sales presence, and growing our operations and administrative capacity.

  Operating margins to be in the range of 21% - 22%.

  Earnings per diluted share to be in the range of $0.45 to $0.48.
Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its third quarter fiscal year 2005 results or by other public disclosure. Any statements by persons outside Plantronics speculating on the progress of the third quarter of the fiscal year will not be based on information endorsed or supported by Plantronics, and should be assessed accordingly by investors. The statements do not reflect the potential impact of any mergers or acquisitions that may be completed after the date of this release.

Conference Call Scheduled to Discuss Financial Results
Plantronics has scheduled a conference call to discuss the contents of this release. The conference call will take place today, Tuesday, October 19 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call." Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #6645196 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802 831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include our outlook for revenues, gross margins, operating expenses, operating margins, and earnings for the third quarter of fiscal 2005; that revenues from gaming and mobile products are expected to increase in the December quarter; that inventory turns will improve; and that we are cautiously optimistic about the overall economic environment and the demand for our products. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.

Among the factors that could cause actual results to differ materially from those projected are:

  A slowing in national or international economic growth, resulting in a reduction in the overall level of demand for our products;
  The demand for our wireless headset products may not develop as we anticipate and may lead to excess inventory and the inability to recover the associated development costs;
  The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
  Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions and/or the results of tax planning strategies, tax audits, reassessment of tax reserves, and tax refunds on our effective tax rate;
  A softening of the level of market demand for our products within our core contact center market and/or in the newer office, mobile, computer and residential markets;
  The entry of new competitors which could be spurred by changes in the regulatory environment, particularly laws requiring the use of hands-free devices by drivers when using cellular telephones;
  The inability to successfully develop, manufacture and market new products;
  Fluctuations in foreign exchange rates; and
  Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used.
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, failure to match production to demand, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our principal manufacturing facility in Mexico, further terrorist acts, our nation's response to terrorist attacks and the effects of these activities on capital and consumer spending, and the loss of the services of key executives and employees. For more information concerning these and other possible risks, please refer to the Company's Form 10-K filed on May 26, 2004, filings on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Summaries

The following related charts are provided:

  Summary of Unaudited Consolidated Financial Statements
  Summary of Unaudited Statements of Operations and Related Data

About Plantronics

Plantronics introduced the first lightweight communications headset in 1962 and is recognized as the world leader in communications headsets. A publicly held company with approximately 4,400 employees, Plantronics is the leading provider of headsets to telephone companies and the business community worldwide. Plantronics headsets are also used widely in many Fortune 500 corporations and have been featured in numerous motion pictures and high-profile events, including Neil Armstrong's historic "One small step for man" transmission from the moon in 1969. Plantronics, Inc., headquartered in Santa Cruz, California, was founded in 1961 and maintains offices in 20 countries. Plantronics products are sold and supported through a worldwide network of authorized Plantronics marketing partners. Information about the Company and its products can be found at www.plantronics.com or by calling (800) 544-4660.

Plantronics is a registered trademark of Plantronics, Inc. Bluetooth is a trademark owned by Bluetooth SIG Inc., and is used by Plantronics under license. All other products or service names mentioned herein are trademarks of their respective owners

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802 831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Quarter Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2003	2004	2003	2004

Net sales	$95,117	$130,220	$187,903	$261,590
Cost of sales	46,351	60,719	93,670	122,422
Gross profit	48,766	69,501	94,233	139,168
Gross profit %	51.3%	53.4%	50.1%	53.2%

Research, development and engineering	8,247	10,838	16,852	20,882
Selling, general and administrative	22,984	25,305	44,137	54,225
Total operating expenses	31,231	36,143	60,989	75,107
Operating income	17,535	33,358	33,244	64,061
Operating income %	18.4%	25.6%	17.7%	24.5%

Interest and other income, net	141	913	633	1,248
Income before income taxes	17,676	34,271	33,877	65,309
Income tax expense	5,303	9,596	10,163	18,287
Net income	$12,373	$24,675	$23,714	$47,022

% to Sales	13.0%	18.9%	12.6%	18.0%

Diluted earnings per common share	$0.27	$0.49	$0.52	$0.93
Shares used in diluted per share calculations	46,372	50,638	45,672	50,532

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2004	2004
ASSETS
Cash and cash equivalents	$180,616	$210,283
Marketable securities	-	4,000
Total cash and marketable securities	180,616	214,283
Accounts receivable, net	64,999	73,892
Inventory, net	40,762	65,940
Deferred income taxes	13,967	8,046
Other current assets	10,283	10,750
Total current assets	310,627	372,911
Property, plant and equipment, net	42,124	49,959
Intangibles, net	3,440	3,326
Goodwill, net	9,386	9,386
Other assets	2,675	2,683
	$368,252	$438,265
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$19,075	$29,206
Accrued liabilities	36,469	38,292
Income taxes payable	5,686	6,484
Total current liabilities	61,230	73,982
Deferred tax liability	7,719	8,121
Long-term debt	-	-
Total liabilities	68,949	82,103
Stockholders' equity	299,303	356,162
	$368,252	$438,265

Summary of Unaudited Statements of Operations and Related Data

	Q103	Q203	Q303	Q403	FY03	Q104	Q204	Q304	Q404	FY04	Q105	Q205	FY05 YTD
Net sales	$80,268	$82,370	$86,811	$88,059	$337,508	$92,786	$95,117	$107,622	$121,440	$416,965	$131,370	$130,220	$261,590
Cost of sales	38,810	40,735	44,290	44,730	168,565	47,319	46,351	51,381	55,944	200,995	61,703	60,719	122,422
Gross profit	41,458	41,635	42,521	43,329	168,943	45,467	48,766	56,241	65,496	215,970	69,667	69,501	139,168
Gross profit %	51.6%	50.5%	49.0%	49.2%	50.1%	49.0%	51.3%	52.3%	53.9%	51.8%	53.0%	53.4%	53.2%

Research, development and engineering	8,250	8,164	9,004	8,459	33,877	8,605	8,247	8,834	9,774	35,460	10,044	10,838	20,882
Selling, general and administrative	19,606	19,763	20,939	20,297	80,605	21,153	22,984	23,649	27,970	95,756	28,920	25,305	54,225
Operating expenses	27,856	27,927	29,943	28,756	114,482	29,758	31,231	32,483	37,744	131,216	38,964	36,143	75,107

Operating income	13,602	13,708	12,578	14,573	54,461	15,709	17,535	23,758	27,752	84,754	30,703	33,358	64,061
Operating income %	16.9%	16.6%	14.5%	16.5%	16.1%	16.9%	18.4%	22.1%	22.9%	20.3%	23.4%	25.6%	24.5%

Income before income taxes	14,535	13,980	13,144	15,101	56,760	16,201	17,676	25,170	27,452	86,499	31,038	34,271	65,309
Income tax expense	4,361	2,450	3,943	4,530	15,284	4,860	5,303	7,551	6,506	24,220	8,691	9,596	18,287
Income tax expense as a percent
of income before taxes	30.0%	17.5%	30.0%	30.0%	26.9%	30.0%	30.0%	30.0%	23.7%	28.0%	28.0%	28.0%	28.0%

Net income after taxes	10,174	11,530	9,201	10,571	41,476	11,341	12,373	17,619	20,946	62,279	22,347	24,675	47,022
Diluted shares outstanding	47,722	47,298	46,197	45,190	46,584	45,077	46,372	47,501	50,068	47,492	50,428	50,638	50,532
EPS	$0.21	$0.24	$0.20	$0.23	$0.89	$0.25	$0.27	$0.37	$0.42	$1.31	$0.44	$0.49	$0.93

Net revenues from unaffiliated customers:
Office and contact center	61,568	59,742	58,644	64,404	244,358	62,080	64,192	66,776	80,840	273,888	82,815	86,204	169,019
Mobile	10,125	11,779	16,145	12,039	50,088	18,518	18,370	29,528	25,914	92,330	34,458	28,815	63,273
Computer audio	2,605	4,429	5,679	5,781	18,494	5,463	5,679	5,807	6,752	23,701	6,992	8,515	15,507
Other specialty products	5,970	6,420	6,343	5,835	24,568	6,725	6,876	5,511	7,934	27,046	7,105	6,686	13,791

Net revenues by geographical area
from unaffiliated customers:
Domestic	55,614	57,426	57,013	58,889	228,942	64,924	64,929	66,484	80,880	277,217	89,088	89,375	178,463
International	24,654	24,944	29,798	29,170	108,566	27,862	30,188	41,138	40,560	139,748	42,282	40,845	83,127

Balance Sheet accounts and metrics:
Accounts receivable, net	44,714	51,303	51,927	50,503	50,503	49,852	52,033	64,425	64,999	64,999	68,521	73,892	73,892
Days sales outstanding	50	56	54	52		48	49	54	52		47	51
Inventory, net	37,695	35,659	34,884	33,758	33,758	37,510	37,764	39,178	40,762	40,762	47,418	65,940	65,940
Inventory turns	4.1	4.6	5.1	5.3		5.0	4.9	5.2	5.2		5.2	3.7